Exhibit 10.4

Certain information in this Exhibit, marked by [***], has been redacted because it is personally identifiable information the disclosure of which would be an unwarranted invasion of personal privacy.

March 22, 2019

Indroneel Chatterjee
[***]

RE:	Side Letter to Separation Agreement and Release by and between Indroneel Chatterjee and Altisource Solutions, Inc. dated of even date herewith (the “Separation Agreement”)

Dear Mr. Chatterjee:

This letter is entered into between Altisource S.à r.l. (the “Company”) and Indroneel Chatterjee (“Chatterjee”) in connection with the Separation Agreement. Subject to and conditioned upon the occurrence of the Completion Date (as defined in the Separation Agreement), for good and valuable consideration, and intending to be bound, the Company on behalf of itself and its predecessors, successors, and assigns, hereby irrevocably releases and forever discharges Chatterjee and his successors and assigns, from any and all known and unknown claims, demands, actions, causes of action, rights, damages, costs, expenses, and compensation, whether arising under contract, common law, statute, or any other rule of law or equity, which the Company now has or may have, or which were or could have been made by or on behalf of the Company or Altisource Portfolio Solutions, S.A. in connection with that certain Mutual Consent to Termination of Employment Agreement and Full Release by and between Chatterjee and the Company dated August 31, 2018 from the beginning of the world to the date of this letter, provided that the foregoing release of Chatterjee does not include within its scope any release of claims relating to any breach of Separation Agreement.

The Company further agrees that (i) none of the statements made by Chatterjee in the Interview (as defined in the Separation Agreement) will be used in any way to abrogate or limit the effectiveness of the above release and (ii) regardless of the occurrence of the Completion Date, none of the statements made by Chatterjee in the Interview shall be used by the Company or its Affiliates (all capitalized terms having the definitions provided in the Separation Agreement) to bring any affirmative claims against Chatterjee. For the purposes of clarification, the statements made by Chatterjee in the Interview may be used by the Company or its Affiliates as necessary to defend themselves against any claims that Chatterjee may bring or cause to be brought against the Company or its Affiliates, including but not limited to use of the statements for impeachment purposes and bringing counterclaims and cross-claims.

Upon the Completion Date, for good and valuable consideration, and intending to be bound, Chatterjee on behalf of himself, his successors, assigns, and current and former Affiliates, hereby irrevocably releases and forever discharges the Company, Parent, and their respective current and former subsidiaries and their respective Affiliates and each of their respective present and former officers, directors, members, partners, limited partners, portfolio companies, attorneys, agents, employees, and shareholders (collectively, the “Altisource Releasees”), from any and all known and unknown claims, demands, actions, causes of action, rights, damages, costs, expenses, and compensation, whether arising under contract, common law, statute, or any other rule of law or equity, which Chatterjee now has or may have, or which were or could have been made by or on behalf of Chatterjee from the beginning of the world to the date of this Agreement (the “Released Claims”); provided that the foregoing release of the Altisource Releasees does not include within its scope any release of claims relating to any breach of the Separation Agreement. For the avoidance of doubt, the term “Released Claims” includes without limitation any claims arising from contracts, agreements, and promises, written and oral; any and all claims of discrimination on account of sex, race, age, disability, national origin, religion, veteran status, marital status, sexual orientation, or other characteristic protected by federal state or local law, ordinance, regulation, or order, including without limitation claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, Executive Order 11246, the Americans with Disability Act, the Rehabilitation Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Genetic

Information Nondiscrimination Act, and any other applicable federal, state, or local antidiscrimination statutes; claims for wrongful termination actions of any type; breach of express or implied covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; intentional or negligent failure to supervise, train, hire, or dismiss; claims for fraud, misrepresentation, libel, slander, or invasion of privacy; and claims as a shareholder of Parent shares.

Sincerely,

Altisource S.à r.l.

By:

_____________________________
Name:
Title:

Agreed and assented to:

________________________________
Indroneel Chatterjee